UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

The information contained below in Items 3.02 and 5.02 is hereby incorporated by reference into this Item 1.01.

Item 3.02            Unregistered Sales of Equity Securities.

On March 28, 2007, the Company entered into and completed a fourth closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”), for 333,332 shares at a price of $0.60 per share, with aggregate proceeds of $200,000.  The Securities Purchase Agreement and Registration Rights Agreement were amended as of February 22, 2007 to allow for multiple closings through March 15, 2007, and were amended again on March 6, 2007 to allow for multiple closings through April 6, 2007.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007, February 8, 2007 and March 6, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007, a second closing occurred on February 7, 2007 and a third closing occurred on March 2, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of April 6, 2007.

MedCap Partners L.P. invested $175,000 in the fourth closing of the private placement for 291,666 shares of common stock.  MedCap Master Fund L.P. invested $25,000 in the fourth closing of the private placement for 41,666 shares of common stock. C. Fred Toney, Chairman of the Company’s Board of Directors, is the Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P. and MedCap Master Fund L.P.  Mr. Toney abstained from the vote of the Company’s board of directors in favor of the private placement.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On March 27, 2007, the Company entered into an Employment Agreement with John Kaiser whereby Mr. Kaiser agreed to serve at will as our Chief Executive Officer.  The Employment Agreement provides, among other things, for the following: (a) an annual base salary of $250,000, (b) a restricted stock grant of 2,000,000 shares, and (c) if terminated other than for cause during the first year of employment, Mr. Kaiser is entitled to receive payment of one year’s salary.  In connection with Mr. Kaiser’s restricted stock grant, on March 26, 2007 the Company and Mr. Kaiser entered into a Restricted Stock Bonus Award Agreement. Mr. Kaiser was also appointed to our Board of Directors.

From November 2002 through September 2005, Mr. Kaiser, age 70, was chief executive officer of Aperon Biosystems, a venture-backed medical device company based in Menlo Park, CA.  From July 2000 to August 2001, Mr. Kaiser was a founder and chief executive officer of VetMedSupply.com, a privately held company.  From 1990 to 1998, Mr. Kaiser served as director, president and chief executive officer of Biocircuits Corp., a publicly traded company specializing in the development of immunodiagnostic testing systems, serving as chairman of the board of directors beginning in March 1992.  Prior to joining Biocircuits Corp., Mr. Kaiser held various management positions at Boehringer Mannheim Corp. (currently Roche) and Abbott Diagnostics.  Mr. Kaiser holds a B.S. in Economics from the University of Wisconsin.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement, dated March 27, 2007, by and between the Company and John Kaiser.
10.2	Restricted Stock Bonus Award Agreement, dated March 26, 2007, by and between the Company and John Kaiser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

March 30, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer